Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ram Mukunda, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of IGC Pharma, Inc. on Form 10-Q for the period ended June 30, 2026, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of IGC Pharma, Inc. at the dates and for the periods indicated.

Date: August 14, 2026	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President (Principal Executive Officer)

I, Claudia Grimaldi, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of IGC Pharma, Inc. on Form 10-Q for the period ended June 30, 2026, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of IGC Pharma, Inc. at the dates and for the periods indicated.

Date: August 14, 2026	By:	/s/ Claudia Grimaldi
Claudia Grimaldi
Vice-president & Chief Compliance Officer (Principal Financial Officer)